                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                              --------------------

                                   FORM 8-K/A


                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


               Date of Report (Date of Earliest event reported):

                                 August 31, 1999


                               -------------------


                           TRANSTECHNOLOGY CORPORATION

             (Exact name of registrant as specified in its charter)



Delaware                         1-7872                     95-4062211
(State or other                  (Commission File           (I.R.S. Employer
jurisdiction of                  Number)                    Identification
incorporation                                               Number)



                 150 Allen Road                                  07938
                 Liberty Corner, NJ                              (Zip Code)
                 (Address of principal
                 executive offices)


                                 (908) 903-1600
              (Registrant's telephone number, including area code)

         Index:
         ------

 (a)     Historical Financial Information of Engineered Fasteners Division of Eaton Corporation
         --------------------------------------------------------------------------------------

         Independent Auditor's Report .................................................................   3

         Combined Balance Sheets.......................................................................   4

         Combined Statements of Income and  Other Comprehensive Income.................................   5

         Combined Statements of Parent's Equity........................................................   6

         Combined Statements of Cash Flows.............................................................   7

         Notes to Combined Financial Statements ....................................................... 8 - 11


(b)      Pro-Forma Condensed Combined Financial Information
         --------------------------------------------------

         Introduction .................................................................................   12

         Pro Forma Combined Statement of Operations
           for the Twelve Months Ended March 31, 1999..................................................   13

         Notes to Pro Forma Combined Statement of Operations
           for the Twelve Months Ended March 31, 1999..................................................   14

         Pro Forma Combined Statement of Operations
           for the Six Months Ended September 26, 1999.................................................   15

         Notes to Pro Forma Combined Statement of Operations
           for the Six Months Ended September 26, 1999.................................................   16


         Signatures....................................................................................   17

INDEPENDENT AUDITORS' REPORT


Engineered Fasteners Division
A Division of Eaton Corporation

We have audited the accompanying combined balance sheets of Engineered Fasteners Division (the "Company"), a division of Eaton Corporation (the "Parent"), as of December 31, 1998 and 1997, and the related combined statements of income and comprehensive income, parent's equity and of cash flows for each of the three years in the period ended December 31, 1998. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the combined financial position of the Company as of December 31, 1998 and 1997, and the combined results of its operations and its combined cash flows for each of the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles.


   /s/ Deloitte & Touche LLP


Cleveland, Ohio
October 8, 1999

ENGINEERED FASTENERS DIVISION
A DIVISION OF EATON CORPORATION

COMBINED BALANCE SHEETS
DECEMBER 31, 1998 AND 1997
----------------------------------------------------------------------------

ASSETS                                                                        1998                1997

CURRENT ASSETS:
  Cash and cash equivalents                                               $      1,123        $      1,149
  Accounts receivable - net of the allowance for doubtful
    accounts of $117,000 and $94,000 in 1998 and 1997, respectively         10,469,818          12,241,826
  Inventory                                                                  9,104,530           6,438,678
  Prepaid expenses and other current assets                                     12,219             245,851
  Deferred income taxes                                                      1,105,700             917,300
                                                                          ------------        ------------
          Total current assets                                              20,693,390          19,844,804

PROPERTY, PLANT AND EQUIPMENT, at cost:
  Land                                                                         199,155             137,336
  Building and building improvements                                         3,531,960           2,590,282
  Machinery and equipment                                                   24,582,333          21,814,090
  Capitalized software                                                       5,754,100             619,500
  Construction in process                                                      425,398           1,781,924
                                                                          ------------        ------------
          Subtotal                                                          34,492,946          26,943,132
  Accumulated depreciation                                                 (14,248,118)        (12,253,528)
                                                                          ------------        ------------
          Property, plant and equipment - net                               20,244,828          14,689,604
                                                                          ------------        ------------

TOTAL ASSETS                                                              $ 40,938,218        $ 34,534,408
                                                                          ============        ============

LIABILITIES AND PARENT'S EQUITY

CURRENT LIABILITIES:
  Accounts payable                                                        $  4,264,736        $  4,547,027
  Accrued expenses                                                           3,295,144           3,475,630
                                                                          ------------        ------------
          Total current liabilities                                          7,559,880           8,022,657

OTHER LONG-TERM LIABILITIES                                                    183,376              57,500

DEFERRED INCOME TAXES                                                        1,516,300           1,682,200
                                                                          ------------        ------------

          Total liabilities                                                  9,259,556           9,762,357

COMMITMENTS AND CONTINGENCIES (Note 8)

PARENT'S EQUITY                                                             31,678,662          24,772,051
                                                                          ------------        ------------

TOTAL LIABILITIES AND PARENT'S EQUITY                                     $ 40,938,218        $ 34,534,408
                                                                          ============        ============


See notes to combined financial statements.

ENGINEERED FASTENERS DIVISION
A DIVISION OF EATON CORPORATION

COMBINED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996
--------------------------------------------------------------------------------

                                                  1998                1997                1996

NET SALES                                     $ 94,257,807        $ 91,575,023        $ 85,988,270

COST OF SALES                                   64,075,348          60,166,426          55,386,518
                                              ------------        ------------        ------------

          Gross profit                          30,182,459          31,408,597          30,601,752
                                              ------------        ------------        ------------

OPERATING EXPENSES:
  Selling                                        5,953,068           5,927,257           5,510,417
  Administrative                                 3,728,453           3,328,249           4,246,818
  Distribution                                   2,692,396           2,673,504           2,341,274
                                              ------------        ------------        ------------

          Total operating expenses              12,373,917          11,929,010          12,098,509
                                              ------------        ------------        ------------

INCOME FROM OPERATIONS                          17,808,542          19,479,587          18,503,243

OTHER (INCOME) EXPENSE:
  Other income                                    (180,138)           (114,973)            (33,729)
  Other expense                                      5,605               2,146              11,253
                                              ------------        ------------        ------------

INCOME BEFORE INCOME TAX EXPENSE                17,983,075          19,592,414          18,525,719

INCOME TAX EXPENSE                               6,482,700           7,535,500           7,274,800
                                              ------------        ------------        ------------

NET INCOME                                      11,500,375          12,056,914          11,250,919
                                              ------------        ------------        ------------

OTHER COMPREHENSIVE INCOME, NET OF
  TAX - Currency translation adjustment           (858,174)           (452,803)            (32,850)
                                              ------------        ------------        ------------

TOTAL COMPREHENSIVE INCOME                    $ 10,642,201        $ 11,604,111        $ 11,218,069
                                              ============        ============        ============


See notes to combined financial statements.

ENGINEERED FASTENERS DIVISION
A DIVISION OF EATON CORPORATION

COMBINED STATEMENTS OF PARENT'S EQUITY
YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996
--------------------------------------------------------------------------------


                                                                                                        TOTAL
                                                             COMPREHENSIVE          OTHER              PARENT'S
                                                                INCOME              EQUITY             EQUITY

BALANCE, JANUARY 1, 1996                                     $     24,310        $ 22,137,676        $ 22,161,986
Net income                                                                         11,250,919          11,250,919
Net transactions with parent                                                      (12,753,225)        (12,753,225)
Foreign currency translation adjustment - net of taxes            (32,850)                                (32,850)
                                                             ------------        ------------        ------------

BALANCE, DECEMBER 31, 1996                                         (8,540)         20,635,370          20,626,830
Net income                                                                         12,056,914          12,056,914
Net transactions with parent                                                       (7,458,890)         (7,458,890)
Foreign currency translation adjustment - net of taxes           (452,803)                               (452,803)
                                                             ------------        ------------        ------------

BALANCE, DECEMBER 31, 1997                                       (461,343)         25,233,394          24,772,051
Net income                                                                         11,500,375          11,500,375
Net transactions with parent                                                       (3,735,590)         (3,735,590)
Foreign currency translation adjustment - net of taxes           (858,174)                               (858,174)
                                                             ------------        ------------        ------------

BALANCE, DECEMBER 31, 1998                                   $ (1,319,517)       $ 32,998,179        $ 31,678,662
                                                             ============        ============        ============


See notes to combined financial statements.

ENGINEERED FASTENERS DIVISION
A DIVISION OF EATON CORPORATION

COMBINED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996
-----------------------------------------------------------------------------

                                                            1998                1997                1996

OPERATING ACTIVITIES:
  Net income                                            $ 11,500,375        $ 12,056,914        $ 11,250,919
  Adjustments to reconcile net income to net cash
    provided by operating activities:
    Depreciation                                           2,610,556           2,222,203           1,972,212
    Deferred income taxes                                   (354,300)             74,500             223,800
    Change in operating assets and liabilities:
      Accounts receivable                                  1,424,995          (3,725,541)            372,045
      Inventories                                         (2,831,276)             (8,216)            123,455
      Prepaid expenses and other current assets              235,976             447,497             637,776
      Other long-term liabilities                            125,876             (92,149)            (25,007)
      Accounts payable                                      (169,931)            (43,067)            955,070
      Accrued expenses and other liabilities                (109,166)            943,469             (59,103)
                                                        ------------        ------------        ------------

    Net cash provided by operating activities             12,433,105          11,875,610          15,451,167
                                                        ------------        ------------        ------------

CASH FLOWS FROM INVESTING ACTIVITIES -
  Purchase of property, plant and equipment, net          (8,697,541)         (4,416,998)         (2,697,681)
                                                        ------------        ------------        ------------

CASH FLOWS FROM FINANCING ACTIVITIES -
  Net transactions with parent                            (3,735,590)         (7,458,890)        (12,753,225)
                                                        ------------        ------------        ------------

NET INCREASE (DECREASE) IN CASH
  AND CASH EQUIVALENTS                                           (26)               (278)                261

CASH AND CASH EQUIVALENTS,
  BEGINNING OF YEAR                                            1,149               1,427               1,166
                                                        ------------        ------------        ------------

CASH AND CASH EQUIVALENTS,
  END OF YEAR                                           $      1,123        $      1,149        $      1,427
                                                        ============        ============        ============


See notes to combined financial statements.

ENGINEERED FASTENERS DIVISION
A DIVISION OF EATON CORPORATION

NOTES TO COMBINED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 1998, 1997 AND 1996
--------------------------------------------------------------------------------


1.      PRINCIPLES OF COMBINATION, BUSINESS DESCRIPTION
        AND ACCOUNTING POLICIES

        COMBINATION AND PRESENTATION - The combined financial statements include the accounts of Eaton Corporation's Engineered Fasteners Division (the "Company") of Eaton Corporation (the "Parent"), including the Fastener Division of Eaton Yale Limited, a Canadian Subsidiary of Eaton Corporation. All significant intercompany transactions and accounts have been eliminated within the Company.

        On September 1, 1999, substantially all of the Company's operating assets were acquired and certain of its liabilities were assumed by TransTechnology Corporation. The accompanying financial statements are presented under the Company's historical basis of accounting and do not reflect any adjustments which would be required as a result of the acquisition by TransTechnology Corporation. Company management believes that the financial statements reflect all material expenses of the Company assuming the Company was organized as a stand-alone legal entity, including specifically identifiable costs incurred by the Parent on behalf of, and charged to, the Company.

        BUSINESS DESCRIPTION - The Company operates primarily under the Tinnerman (R) brand name, principally in the formed metal products industry, manufacturing threaded and other formed metal fasteners generally in accordance with blueprints and specifications for particular uses for customers' transportation products, domestic and commercial appliances, industrial electric equipment and heavy construction equipment. The Company has manufacturing facilities in Brunswick and Massillon, Ohio, and Hamilton, Ontario, Canada.

        The Company derived revenues from customers in the United States of approximately $79 million, $79.1 million, and $75.7 million in fiscal years 1998, 1997 and 1996, respectively. The remainder of the Company's revenues are related to customers outside of the United States. The Company had long-lived assets located in the United States of approximately $13.3 million and $8 million at December 31, 1998 and December 31, 1997, respectively. The remainder of the Company's long-lived assets are related to operations in Canada

        ACCOUNTS RECEIVABLE ALLOWANCES - The Company provides allowances for losses estimated to be incurred on existing trade accounts receivable. The allowances are based on historical collection experience and specific identification.

        INVENTORIES - Inventories are valued at the lower of cost or market, with cost determined on a first-in, first-out (FIFO) basis.

        PROPERTY, PLANT AND EQUIPMENT - Property, plant and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives, which range from 10 to 40 years for building and building improvements and 3 to 10 years for machinery and equipment and furniture and fixtures. The Company is accounting for the costs of new software in accordance with Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." Accordingly, costs have been expensed or capitalized depending on whether they were incurred in the preliminary project stage, application development stage, or post implementation stage. Reengineering, training, and other costs such as data conversion have been expensed as incurred.

        PENSION AND OTHER POST-RETIREMENT BENEFITS - Certain employees of the Company are eligible for benefits provided under various pension and post-retirement plans administered by the Parent. The corresponding assets and liabilities associated with these plans are recorded by the Parent and are not included in the balance sheet as the assets and liabilities are being retained by the Parent.

        INCOME TAXES - The results of domestic and Canadian operations of the Company are included in the Parent's consolidated tax returns. For purposes of these stand-alone financial statements, income taxes are determined as though the Company filed separate U.S. federal, Canadian, state and local corporate income tax returns. Current taxes payable for U.S. federal, state, local and Canadian taxes are reflected in the Parent's equity account. Deferred tax assets and liabilities are recognized for the estimated future effects of differences between the basis of assets and liabilities for financial reporting and income tax purposes giving consideration to enacted tax laws.

        FOREIGN CURRENCY TRANSLATION - The balance sheet of the Company's Canadian operations is translated into U.S. dollars at exchange rates in effect at the balance sheet date. Canadian operating results are translated at weighted average exchange rates in effect during the period. Net unrealized translation gains (losses) are recorded as a component of the Parent's equity.

        REVENUE RECOGNITION - Revenue is recognized when products are shipped to customers. Sales returns and allowances are treated as a reduction to sales and are provided for based on historical experience and current estimates.

        RECENTLY ISSUED ACCOUNTING STANDARDS - The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," effective for fiscal years beginning after June 15, 2000. SFAS No. 133 provides a comprehensive and consistent standard for the recognition and measurement of derivatives and hedging activities. The Company has not yet determined what effect this statement will have on the earnings and financial position of the Company.

        USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2.      INVENTORY

                                                     1998               1997

Raw materials                                   $ 1,421,635        $ 1,525,766
Work-in-process                                   7,754,895          4,985,912
Inventory excess and obsolescence reserve           (72,000)           (73,000)
                                                -----------        -----------

          Total                                 $ 9,104,530        $ 6,438,678
                                                ===========        ===========

3.      OTHER BALANCE SHEET INFORMATION


                                                         1998             1997

Accrued expenses:
  Accrued payroll and related employee benefits       $1,572,000       $1,764,000
  Other                                                1,723,144        1,711,630
                                                      ----------       ----------

          Total                                       $3,295,144       $3,475,630
                                                      ==========       ==========


        Included in accounts payable at December 31, 1998 and 1997 are liabilities in the amount of $896,482 and $171,145, respectively, for checks issued in excess of bank balances but not yet presented for collection.

4.      CONCENTRATION OF CREDIT RISK AND SALES TO MAJOR CUSTOMERS

        The Company maintains ongoing credit evaluations of its customers and generally requires no collateral or other security to guarantee trade receivables. The Company provides reserves against potential credit losses based upon factors surrounding the credit risk of specific customers, historical trends and other information. Net sales to one customer accounted for 32 percent, 29 percent and 30 percent of total net sales for the years ended December 31, 1998, 1997 and 1996, respectively. The receivable from this customer was approximately $2,755,000 and $2,729,000 for the years ended December 31, 1998 and 1997, respectively.

5.      RETIREMENT PLANS

        The Parent has a 401(k) defined contribution plan in which substantially all domestic salaried employees are eligible to participate. Participants may contribute up to 17 percent of their salary with the Parent matching between 25 percent and 100 percent of their contributions up to 6 percent of their salary. The Company's expense for this plan was $333,429, $259,520 and $276,088 for the years ended December 31, 1998, 1997 and 1996, respectively.

        The Company's expense for benefits provided under the various pension and post-retirement plans administered by the Parent was approximately $856,000, $733,000 and $668,000 for the years ended December 31, 1998,
        1997 and 1996, respectively.

6.      INCOME TAXES

        Income tax expense for domestic and foreign operations that file a combined tax return with the Parent was calculated utilizing statutory rates multiplied by pretax income as adjusted for known book tax differences.

        Income tax provision/(benefit) for the years ended December 31, 1998, 1997 and 1996 consists of the following:

                                1998               1997              1996
Current:
  U.S federal                $ 3,089,000        $ 3,482,000       $ 3,299,000
  Foreign                      3,203,000          3,365,000         3,170,000
  State and local                545,000            614,000           582,000
                             -----------        -----------       -----------
     Total current             6,837,000          7,461,000         7,051,000
                             -----------        -----------       -----------
Deferred                        (354,300)            74,500           223,800
                             -----------        -----------       -----------

Income tax provision         $ 6,482,700        $ 7,535,500       $ 7,274,800
                             ===========        ===========       ===========

     Domestic and foreign components of income before taxes are summarized as follows:

                          1998              1997              1996
Domestic              $ 9,000,458       $10,155,878       $ 9,637,496
Foreign                 8,982,617         9,436,536         8,888,223
                      -----------       -----------       -----------

          Total       $17,983,075       $19,592,414       $18,525,719
                      ===========       ===========       ===========



     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Components of the Company's deferred tax assets and (liabilities) are as follows:

                                                    1998               1997

Depreciation and other basis difference
   for property, plant and equipment            $(1,516,300)       $(1,682,200)
Allowances on inventories and receivables           540,000            353,100
Accrued liabilities                                 565,700            564,200
                                                -----------        -----------

Other - net                                     $  (410,600)       $  (764,900)
                                                ===========        ===========

     Effective tax rates differ from the U.S. federal statutory rates primarily due to foreign, state and local income taxes and nondeductible expenses (principally meals and entertainment). All tax payments on the Company's behalf are made by the Parent.

7.      RELATED PARTY TRANSACTIONS

     As the Company is a division of the Parent, customary equity and capital accounts are not maintained. Instead, the Parent's equity is utilized to account for all transactions between the Company and the Parent. As a division, the Company records corporate general and administrative expenses for services provided to the Company by the Parent, including legal, treasury and accounting functions.

     The Canadian division has a royalty agreement with the Parent whereby the Canadian division pays the Parent a five percent royalty on all shipments. The royalty is in consideration for the product design, patent development, and technical assistance provided to the Canadian division by the Parent during the manufacturing and sales process. Total royalty expense was $1,686,002, $1,695,088 and $1,573,080 in 1998, 1997 and 1996, respectively.

8.      COMMITMENTS AND CONTINGENCIES

     The Company leases certain facilities and various equipment under noncancelable leases expiring through March 2004. The future minimum obligations under non-cancelable operating leases in effect at December 31, 1998 are $179,193 in 1999; $181,764 in 2000, 2001, 2002 and 2003; and
     $45,441 thereafter. Total rental expense for operating leases was $509,344, $579,362 and $689,103 in 1998, 1997 and 1996, respectively.

     Certain claims, suits and complaints arising in the ordinary course of business have been filed or are pending against the Company. In the opinion of management, the results of all such matters will not have a material adverse effect on the Company's financial position, results of operations or cash flows.

                     PRO FORMA COMBINED FINANCIAL STATEMENTS

                                  INTRODUCTION

                                   (Unaudited)

The unaudited pro forma combined financial information presented herein gives effect to the purchase of substantially all of the net assets of the Engineered Fasteners Division ("Tinnerman") of Eaton Corporation ("Eaton") by TransTechnology Corporation ("TTC") effective August 31, 1999. TTC's fiscal year ends on March 31, and Eaton's fiscal year ends on December 31.

A pro forma combined balance sheet is not presented herein as the consolidated balance sheet of TTC at September 26, 1999 includes the assets and liabilities of Tinnerman. That consolidated balance sheet was included in TTC's Form 10-Q, filed on November 9, 1999.

The unaudited pro forma combined statement of operations data being presented for the twelve month period ended March 31, 1999 combines Tinnerman's audited twelve months of operations ended December 31, 1998 with TTC's twelve months of operations ended March 31, 1999. The pro forma adjustments to the statement of operations assume that the acquisition was consummated as of April 1, 1998.

In addition, unaudited pro forma statement of operations are presented for the six-month period ended September 26, 1999, which reflect results of operations of Tinnerman for this six month period. The pro forma adjustments to the statement of operations assume that the acquisition was consummated as of April 1, 1998.

The accompanying pro forma statements of operations include adjustments to reflect additional depreciation and amortization resulting from the preliminary allocation of purchase price of $173 million to the net assets acquired, additional interest expense for debt incurred to finance the acquisition and debt issue cost amortization. In addition, the pro forma results of operations eliminate amounts related to the metal headlight shield product line of Tinnerman which was discontinued by Eaton. Also, certain costs and expenses, specifically royalty payments to Eaton, software installation costs and costs of Eaton benefit plans which will not have a continuing impact or were incidental to the Tinnerman operation acquired by TTC, have been eliminated in the accompanying pro forma combined statements of operations.

The unaudited pro forma combined statements of operations are intended for informational purposes only and are not necessarily indicative of the future results of operations or operations of the combined company had the acquisition taken place as of April 1, 1998. These unaudited pro forma combined statements of operations and the accompanying notes should be read in conjunction with the combined financial statements, including the accompanying notes, of Tinnerman which are included elsewhere in this Form 8-K/A and the consolidated financial statements of TTC which are included in TTC's annual report on Form 10-K for the year ended March 31, 1999 and the quarterly report on Form 10-Q for the period ended September 26, 1999.

In the opinion of management, all adjustments have been made that are necessary to present fairly the pro forma data.

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                   For the Twelve Months Ended March 31, 1999
                                   (Unaudited)
               (in Thousands of Dollars Except Per Share Amounts)



                                                 TransTechnology
                                                   Corporation      Tinnerman       Pro Forma                           Pro Forma
                                                   Historical       Historical     Adjustments                          Combined
                                                  --------------  --------------   -----------                         ------------

Net sales                                          $ 228,006        $  94,258        $  (7,765) (A)                     $ 314,499

Cost of sales                                        156,090           64,075           (8,920) (A)                       211,245

                                                   ---------        ---------        ---------                          ---------
Gross profit                                          71,916           30,183            1,155                            103,254

General, administrative and selling expenses          46,552           12,374            3,329  (B),(C),(D),(E),(F)        62,255

Interest expense                                       6,938                -           18,569  (G)                        25,507

Other income - net                                    (6,774)            (174)                                             (6,948)

Allowance for possible loss on notes                     906                -                                                 906
   receivable

                                                   ---------        ---------        ---------                          ---------
Income before income taxes and
   extraordinary item                                 24,294           17,983          (20,743)                            21,534

Provision for income taxes                             9,704            6,483           (7,586) (H)                         8,601

                                                   ---------        ---------        ---------                          ---------
Income before extraordinary item                   $  14,590        $  11,500        $ (13,157)                         $  12,933
                                                   =========        =========        =========                          =========


Earnings per share:

     Basic                                         $    2.33                                                            $    2.07

     Diluted                                       $    2.30                                                            $    2.04

Number of shares used in computation
   of per share information:

     Basic                                             6,249                                                                6,249

     Diluted                                           6,341                                                                6,341



      See notes to pro forma combined financial statements

              NOTES TO PRO FORMA COMBINED STATEMENT OF OPERATIONS

                   For the Twelve Months Ended March 31, 1999


(A) Reflects the elimination of sales ($7,765) and cost of sales ($8,920) for the Tinnerman metal headlight shield product line that has been discontinued as of the date of the acquisition.

(B) Reflects an adjustment ($717) to remove certain costs related to computer software implementation that will not be used after the acquisition date.

(C)  Reflects reduced annual pension benefits costs under new ownership ($400).

(D) Reflects incremental amortization of goodwill, trademarks, and patents ($3,672).

(E) Reflects amortization of incremental bank loan fees ($2,460) that were incurred to arrange new credit lines.

(F) Reflects the elimination of intercompany royalty paid by Tinnerman to Eaton ($1,686).

(G) Reflects pro forma incremental interest expense ($18,569) that would have been incurred to finance acquisition.

(H) Reflects the tax effect on the pro forma adjustments using TTC's statutory tax rate.

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS
                   For the Six Months Ended September 26, 1999
                                   (Unaudited)
               (in Thousands of Dollars Except Per Share Amounts)



                                               TransTechnology
                                                 Corporation       Tinnerman       Pro Forma                    Pro Forma
                                                  Historical       Historical      Adjustments                  Combined
                                               ----------------   ------------   ---------------          --------------------
Net sales                                          $ 118,271        $  37,225       $  (3,008) (A)              $ 152,488

Cost of sales                                         83,291           26,925          (2,596) (A)                107,620

                                                   ---------        ---------       ---------                   ---------
Gross profit                                          34,980           10,300            (412)                     44,868

General, administrative and selling expenses          22,924            3,160           1,776  (B),(C)             27,860

Interest expense                                       5,096                -           7,971  (D)                 13,067

Other income, net                                       (499)               -                                        (499)

Provision for plant consolidation                      4,490                -                                       4,490

                                                   ---------        ---------       ---------                   ---------
Income before income taxes and
   and extraordinary item                              2,969            7,140         (10,159)                        (50)

Provision for income taxes                             1,141            2,742          (3,902) (E)                    (19)

                                                   ---------        ---------       ---------                   ---------
Income before extraordinary item                   $   1,828        $   4,398       $  (6,257)                  $     (31)
                                                   =========        =========       =========                   =========


Earnings per share:

     Basic                                         $    0.30                                                    $   (0.01)

     Diluted                                       $    0.30                                                    $   (0.01)

Number of shares used in computation
   of per share information:

     Basic                                             6,131                                                        6,131

     Diluted                                           6,154                                                        6,131

See notes to pro forma combined financial statements

              NOTES TO PRO FORMA COMBINED STATEMENT OF OPERATIONS

                   For the Six Months Ended September 26, 1999


(A) Reflects the elimination of sales ($3,008) and cost of sales ($2,596) for the Tinnerman metal headlight shield product line that has been discontinued as of the date of the acquisition.

(B) Reflects incremental amortization of goodwill, trademarks, and patents ($1,524).

(C) Reflects amortization of incremental bank loan fees ($252) that were incurred to arrange new credit lines.

(D) Reflects pro forma incremental interest expense ($7,971) that would have been incurred to finance acquisition.

(E) Reflects the tax effect on the pro forma adjustments using TTC's statutory tax rate.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   November 12, 1999

                                       TRANSTECHNOLOGY CORPORATION

                                           /s/Joseph F. Spanier
                                       ----------------------------------------
                                       Joseph F. Spanier
                                       Vice President, Chief Financial Officer
                                         and Treasurer